Press Release dated August 1, 2006
EX-99.1

PRESS RELEASE

Four Oaks Fincorp, Inc. Announces Restatement of Financial Statements Due to Technical Clarification of Accounting for Certain Derivative Transactions

FOUR OAKS, NC (August 1, 2006) — Four Oaks Fincorp, Inc. (OTC BB:  FOFN), holding company for Four Oaks Bank & Trust Company, today announced that that it will restate its historical financial statements for the year ended December 31, 2005 and for the first quarter of 2006 to amend the accounting for certain derivative transactions relating to interest rate swap agreements on the Company’s brokered certificates of deposit under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133).
Since late in 2003, the Company has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its brokered certificates of deposit.  From inception, the Company has applied a method of fair value hedge accounting under SFAS No. 133 (the “short-cut” method) that is appropriate if the hedging transactions are perfectly effective.  However, after further examination in light of recent developments and discussions with its independent registered public accounting firm, Dixon Hughes PLLC, the Company and its Audit Committee concluded that the swap transactions did not qualify for the “short-cut method”, and documentation regarding these transactions did not meet the technical requirements SFAS 133. Therefore any fluctuations in the market value of these interest rate risk management derivatives should have been recorded through the income statement. There is no effect on cash flows from these revisions. The Company is evaluating whether to redesignate the interest rate swap agreements as hedges under the “long-haul” method.

The change in accounting treatment for the affected derivative agreements was not material for 2003 and 2004, and is expected to have the following impact on net income and diluted earnings per share for each of the quarters in and the full year of 2005, and for the first quarter of 2006:

As Originally Reported
As Restated
Diluted Net
Diluted Net
Income
Income
Net Income
Per share
Net Income
Per share
For 2005:
1st Quarter
$
1,176,000
$
0.27
$
942,000
$
0.22
2nd Quarter
1,317,000
0.30
1,539,000
0.35
3rd Quarter
1,467,000
0.33
1,217,000
0.28
4th Quarter
1,389,000
0.32
1,305,000
0.30
  For the Full Year
$
5,349,000
$
1.22
$
5,003,000
$
1.14

For 2006:
1st Quarter
$
1,935,000
$
0.44
$
1,840,000
$
0.42

With $537,148,000 in total assets as of March 31, 2006, the Company, through its wholly owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its thirteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Sanford, and Zebulon, North Carolina.  The Zebulon loan production office opened in January 2006 and opened for full service in March 2006.

Information set forth in this press release contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause its actual operating results and financial position to differ materially.  Such forward looking statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof, or other variations thereof, or comparable terminology.  The Company cautions that any such forward looking statements are further qualified by important factors that could cause its actual operating results to differ materially from those anticipated in the forward looking statements, including, without limitation, the risk that the preliminary financial impact of the restatement contained herein and the current preliminary results contained in the related press release will be different when the restatement is finalized and reported, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, the failure of assumptions underlying the establishment of the allowance for loan losses, the low trading volume of the Company’s common stock, other considerations described in connection with specific forward looking statements and other cautionary elements specified in the Company’s periodic filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., President and Chief Executive Officer
Nancy S. Wise, Executive Vice President and Chief Financial Officer
919-963-2177

SOURCE:
Four Oaks Fincorp, Inc.